Investment Advisory Agreement, dated September 9,
2015 for JPMorgan Diversified Return U.S. Equity
ETF. Incorporated herein by reference to the Registrants Registration Statement as filed with the Securities and Exchange Commission on September 25,
2015 (Accession Number 0001193125-15-328882).